EXHIBIT 32.1

SECTION 906 CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

OF DYNAMIC AEROSPACE SYSTEMS CORPORATION (FORMERLY BROOQLY, INC.)

In connection with the accompanying Annual Report on Form 10-K of Dynamic Aerospace Systems Corporation (formerly BrooQLy Inc.), for the year ended December 31, 2025, the undersigned, Kent B. Wilson, Principal Executive Officer/Chief Executive Officer of Dynamic Aerospace Systems Corporation (formerly BrooQLy Inc.), does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended December 31, 2025, fairly presents, in all material respects, the financial condition and results of operations of Dynamic Aerospace Systems Corporation (formerly BrooQLy Inc.),

Date: April 15, 2026

/s/ Kent B. Wilson
Kent B. Wilson
(Principal Executive Officer & Chief Executive Officer)